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                                                                     Exhibit 5.1


                 Opinion of Akerman, Senterfitt & Eidson, P.A.
          Regarding the Legality of the Common Stock Being Registered

                               December 28, 2000

ECOS Group, Inc.
14505 Commerce Way, Suite 400
Miami Lakes, Florida 33016


Ladies and Gentlemen:

         We have acted as counsel to ECOS Group, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale by the selling shareholder named in the Registration Statement of 1,000,000 shares (the "Shares") of common stock, $.012 par value per share.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the Articles of Incorporation and the Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments such other documents and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations promulgated thereunder.

                                         Sincerely,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.